Date: 3/11/2025

Post: Webull Social Media Post – FGDL ETF

Workfront Reference (previously approved content):
Post language based on fund page, prospectus

Post Language:

Dig into gold with the $Franklin Responsibly Sourced Gold ETF (FGDL). A cost-effective way to gain exposure to the price of gold (@gold/USD), responsibly sourced from LBMA accredited refiners. The Fund seeks to hold only responsibly sourced gold in the Fund's allocated account.

See fund and holding details.
See prospectus.
#optiontalk

Image (from FT Insights article https://www.franklintempleton.com/articles/2025/etf/unearthing-the-appeal-of-responsibly-sourced-gold)



Preview of Post in the Webull App



FRANKLIN TEMPLETON
just now

Dig into gold with the $Franklin Responsibly Sourced Gold ETF (FGDL). A cost-effective way to gain exposure to the price of gold ($Gold/USD), responsibly sourced from LBMA accredited refiners.

The Fund seeks to hold only responsibly sourced gold in the Fund's allocated account.

See fund & holding details .
See prospectus .



Option Talk